EXHIBIT 1

                     AMENDED AND RESTATED OPTION AGREEMENT

                         DATED AS OF FEBRUARY 26, 1996

                                     AMONG

                           DIXIE NATIONAL CORPORATION

                                      AND

                          TEXT RETRIEVAL SYSTEMS, INC.

                                      AND

                         HOLDERS OF THE COMMON STOCK OF
                          TEXT RETRIEVAL SYSTEMS, INC.


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                                TABLE OF CONTENTS

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
                                                                                                                PAGE

                                                    ARTICLE 1.
                                               RECITALS; DEFINITIONS............................................  2

         Section 1.1.               Incorporation of Recitals...................................................  2
                                    -------------------------
         Section 1.2.               Definitions.................................................................  2
                                    -----------

                                                    ARTICLE 2.
                                                  THE DNC OPTION................................................  8

         Section 2.1.               Grant of Option.............................................................  8
                                    ---------------
         Section 2.2.               Term........................................................................  8
                                    ----
         Section 2.3.               Exercise....................................................................  8
                                    --------
         Section 2.4.               Consideration for Grant of DNC Option.......................................  8
                                    -------------------------------------
         Section 2.5.               Exercise Consideration......................................................  9
                                    ----------------------
         Section 2.6.               Early Exercise..............................................................  9
                                    --------------
         Section 2.7.               Transfer in Escrow.......................................................... 10
                                    ------------------
         Section 2.8.               Discretion to Choose Form of Payment........................................ 10
                                    ------------------------------------

                                                    ARTICLE 3.
                                                THE DNC PUT OPTION.............................................. 10

         Section 3.1.               Grant of Option. ........................................................... 10
                                    ---------------
         Section 3.2.               Exercise.................................................................... 11
                                    --------
         Section 3.3.               Payment..................................................................... 11
                                    -------
         Section 3.4.               Escrow...................................................................... 11
                                    ------
         Section 3.5.               Expiration Upon Early Exercise of DNC Option................................ 11
                                    --------------------------------------------

                                                    ARTICLE 4.

                                  THE CONTINGENT REDEMPTION OF AR FINANCING STOCK............................... 12

         Section 4.1.               Grant of Option. ........................................................... 12
                                    ---------------
         Section 4.2.               Payment..................................................................... 12
                                    -------
         Section 4.3.               Escrow...................................................................... 12
                                    ------
         Section 5.1.               Corporate Existence and Power; TRS Shares Outstanding....................... 13
                                    -----------------------------------------------------
         Section 5.2.               Due Authorization; Contravention............................................ 13
                                    --------------------------------
         Section 5.3.               Binding Effect.............................................................. 13
                                    --------------
         Section 5.4.               Litigation.................................................................. 13
                                    ----------
         Section 5.5.               Filings..................................................................... 14
                                    -------


                                        i


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                                                    ARTICLE 6.
                                                   MISCELLANEOUS................................................ 14

         Section 6.1.               Notices..................................................................... 14
                                    -------
         Section 6.2.               No Waivers.................................................................. 14
                                    ----------
         Section 6.3.               Amendments and Waivers...................................................... 14
                                    ----------------------
         Section 6.4.               Successors and Assigns...................................................... 14
                                    ----------------------
         Section 6.5.               Governing Law............................................................... 15
                                    -------------
         Section 6.6.               Counterparts; Facsimile Signatures; Effectiveness........................... 15
                                    -------------------------------------------------
         Section 6.7.               Entire Agreement............................................................ 15
                                    ----------------
         Section 6.8.               Covenant Regarding Transfers of TRS Stock................................... 15
                                    -----------------------------------------
         Section 6.9.               Ratification................................................................ 16
                                    ------------

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                                                        ii


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                      AMENDED AND RESTATED OPTION AGREEMENT

         THIS AMENDED AND RESTATED OPTION AGREEMENT (as further amended, supplemented or modified from time to time, this "Agreement") is dated as of February 26, 1996 and is by and among Dixie National Corporation, a Mississippi corporation ("DNC"), Text Retrieval Systems, Inc., a Florida corporation ("TRS"), and all of the holders of the common stock of TRS as of February 26, 1996, except DNC (collectively, the "TRS Stockholders").

                                    RECITALS

         A.        DNC entered into a Credit Agreement dated as of October
16, 1995 (the "Credit Agreement"), pursuant to which DNC agreed to provide TRS with a $750,000.00 working capital loan (the "Working Capital Loan").

         B. Pursuant to the Credit Agreement, DNC received four hundred fifty-five (455) shares of TRS common stock, constituting thirty-five percent (35%) of the issued and outstanding capital stock in TRS (the "Working Capital Loan Inducement Stock").

         C. As a condition to DNC entering into the Credit Agreement and committing to make the Working Capital Loan, TRS and each of the TRS Stockholders agreed to enter into a written Option Agreement dated as of October 16, 1995 (the "Option Agreement"), granting DNC an option (the "DNC Option") to acquire the Remaining TRS Stock (hereinafter defined) and an option (the "DNC Put Option") to require TRS to redeem the Working Capital Loan Inducement Stock in the event DNC elects not to exercise the DNC Option.

         D. Subsequent to providing the Working Capital Loan, DNC agreed to provide TRS with accounts receivable financing in an amount not to exceed $500,000.00 (the "Financing Loan"), pursuant to terms and conditions set forth in an Accounts Receivable Financing Agreement dated as of even date herewith (the "AR Financing Agreement").

         E. The Financing Loan is evidenced by a certain Accounts Receivable Financing Note (the "AR Financing Note") dated February 26, 1996.

         F. Pursuant to the AR Financing Agreement, DNC shall receive shares of TRS common stock constituting five percent (5%) of the issued and outstanding shares

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of TRS capital stock (the "Financing Loan Inducement Stock") and, if DNC does not first exercise the DNC Option: (i) in the event the February Receivable Collections (hereinafter defined) do not equal or exceed an amount which is equal to fifty-six percent (56%) of the TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996, DNC shall receive shares of TRS common stock constituting an additional five percent (5%) of the issued and outstanding shares of TRS capital stock (the "February Stock"), and
(ii) in the event the March Receivable Collections (hereinafter defined) do not equal or exceed an amount equal to the product of the New Benchmark Rate (hereinafter defined) and TRS Accounts Receivable generated during the period from March 1, 1996 through March 31, 1996, DNC shall receive shares of TRS common stock constituting an additional ten percent (10%) of the issued and outstanding shares of TRS capital stock (the "March Stock").

         G. As a condition to DNC entering into the AR Financing Agreement and committing to make the Financing Loan, TRS and each of the TRS Stockholders agreed that TRS shall redeem (the "Contingent Redemption") the AR Financing Stock (hereinafter defined) in the event DNC exercises the DNC Put Option and TRS fails to timely pay all amounts due under the AR Financing Note.

         H. In connection with TRS and DNC entering into the AR Financing Agreement, DNC, TRS and the TRS Stockholders desire to amend and restate the Option Agreement to clarify the terms governing the Contingent Redemption and the exercise of the DNC Put Option and to evidence the consent of the TRS Stockholders to (i) the transfer of the AR Financing Stock to DNC and (ii) any future transfers of TRS capital stock to DNC pursuant to the terms of agreements between TRS and DNC subsequent to the date hereof.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Option Agreement is hereby amended and restated to read as follows:

                                   ARTICLE 1.

                              RECITALS; DEFINITIONS

                           SECTION 1.1.              INCORPORATION OF RECITALS.
The foregoing recitals and statements are made a part of this Agreement.

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                           SECTION 1.2.              DEFINITIONS.  Whenever used
in this Agreement, the following terms shall be read as herein provided:

                           SECTION 1.2.1.          "Applicable Multiplier" shall
mean either a multiplier of ten (10) or, instead, a multiplier of eight (8), depending upon the amount of TRS Pre-Tax Income; such that if TRS Pre-Tax Income equals or exceeds Projected TRS Pre-Tax Income, the Applicable Multiplier shall be ten (10), but if TRS Pre-Tax Income does not equal or exceed Projected TRS Pre-Tax Income, the Applicable Multiplier shall instead be eight (8).


                           SECTION 1.2.2.           "AR Financing Agreement"
shall mean that certain Accounts Receivable Financing Agreement dated as of February 26, 1996, setting forth the terms and conditions of the Financing Loan.

                           SECTION 1.2.3.           "AR Financing Note" shall
mean that certain Accounts Receivable Financing Note dated February 26, 1996, made by TRS for the benefit of DNC, evidencing amounts advanced by DNC to TRS pursuant to the Financing Loan.

                           SECTION 1.2.4.           "AR Financing Stock" shall
mean the collective reference to the Financing Loan Inducement Stock and, if transferred to DNC pursuant to the terms of this Agreement, the February Stock and the March Stock.

                           SECTION 1.2.5.           "Contingent Redemption"
shall mean the redemption by TRS of the AR Financing Stock, which shall occur in the event DNC exercises the DNC Put Option and TRS fails to timely pay all amounts due under the AR Financing Note.

                           SECTION 1.2.6.            "DNC Exercise Shares" shall
mean a certain, but currently undetermined, number of shares of DNC common stock which may, at the election of DNC, be conveyed to TRS Stockholders in exchange for the Remaining TRS Stock in the event DNC exercises the DNC Option.

                           SECTION 1.2.7.            "DNC Grant Shares" shall
mean 100,000 shares of DNC common stock conveyed to TRS Stockholders in connection with the Working Capital Loan.

                           SECTION 1.2.8.           "DNC Option" shall mean that
certain option granted to DNC by the TRS Stockholders, providing DNC with the option to acquire all of the TRS Remaining Stock.

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                           SECTION 1.2.9.           "DNC Option Exercise Date"
shall mean the date, if any, on which DNC elects, by written notice to TRS, to exercise the DNC Option.

                           SECTION 1.2.10.          "DNC Option Exercise Period"
shall mean the period between October 16, 1995 and the DNC Option Expiration
Date.

                           SECTION 1.2.11.           "DNC Option Expiration
Date" shall mean that date which is thirty (30) days after DNC's receipt of audited financial statements satisfactory to DNC, as required by Section 5.1 of the Credit Agreement, for TRS's fiscal year ending June 30, 1997.

                           SECTION 1.2.12.           "DNC Put Option" shall mean
that certain option granted to DNC by TRS, providing DNC with the option to require TRS to redeem all of the Working Capital Loan Inducement Stock in the event the DNC Option is not exercised, for a redemption price and upon terms set forth below in Article 3.

                           SECTION 1.2.13.            "DNC Put Option Exercise
Date" shall mean the date, if any, on which DNC elects, by written notice to TRS, to exercise the DNC Put Option.

                           SECTION 1.2.14.             "Early Exercise Shares
Per TRS Stockholder" shall differ for each of the TRS Stockholders and, for each TRS Stockholder, shall mean the number of DNC Early Exercise Shares received by an individual TRS Stockholder, which number shall mean the product obtained by multiplying 2,500,000 by a fraction the numerator of which is the number of shares of TRS capital stock held by such stockholder on the DNC Option Exercise Date and the denominator of which is the total number of shares of TRS capital stock outstanding on the DNC Option Exercise Date.

                           SECTION 1.2.15.            "Early Exercise Shares"
shall mean 2,500,000 shares of DNC common stock which shall be conveyed to TRS Stockholders promptly upon DNC's exercise of the DNC Option, provided the DNC Option Exercise Date is a date occurring prior to January 1, 1997.

                           SECTION 1.2.16.             "Earnings Period" shall
mean the twelve month period beginning July 1, 1996 and concluding June 30, 1997.

                           SECTION 1.2.17.             "Enterprise Value" shall
mean the product obtained by multiplying TRS Earnings by the Applicable Multiplier.

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                           SECTION 1.2.18.            "Exercise Consideration
Per TRS Stockholder" shall differ for each of the TRS Stockholders and, for each individual TRS Stockholder, shall mean the product obtained by multiplying Enterprise Value by a fraction the numerator of which is the number of shares of TRS capital stock held by such stockholder on the DNC Option Exercise Date and the denominator of which is the total number of shares of TRS capital stock outstanding on the DNC Option Exercise Date.

                           SECTION 1.2.19.           "Fair Market Value of DNC
Stock" shall mean that value equal to the average NASDAQ closing bid price of DNC stock for a six-month period, beginning January 1, 1997 and ending June 30, 1997, adjusted to give effect to any stock dividend, stock split or reverse stock split.

                           SECTION 1.2.20.           "February Receivable
Collections" shall mean the amount of TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996, which have been submitted to DNC as provided in Section 1.2 of the AR Financing Agreement and collected by TRS as of the close of business on April 29, 1996.

                           SECTION 1.2.21.            "February Stock" shall
mean the number of shares of TRS capital stock equal to five percent (5%) of the total number of shares of TRS capital stock issued and outstanding as of the close of business on April 29, 1996, which shares shall be transferred to DNC as additional consideration for DNC making the Financing Loan only in the event February Receivable Collections do not meet or exceed an amount equal to fifty-six percent (56%) of the TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996.

                           SECTION 1.2.22.            "Financing Loan" shall
mean that certain accounts receivable financing loan in the maximum principal amount of $500,000 provided by DNC to TRS pursuant to the terms of the AR Financing Agreement, and evidenced by the AR Financing Note.

                           SECTION 1.2.23.            "Financing Loan Inducement
Stock" shall mean the number of shares of TRS capital stock equal to five percent (5%) of the total number of shares of TRS capital stock issued and outstanding on February 26, 1996, which shares are to be transferred to DNC in consideration of DNC making the Financing Loan.

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                           SECTION 1.2.24.             "Forfeiture Legend" shall
mean a legend set forth on each stock certificate representing DNC Early
Exercise Shares, which shall read as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER HEREOF, ARE SUBJECT TO FORFEITURE PROVISIONS SET FORTH IN AN AMENDED AND RESTATED OPTION AGREEMENT DATED AS OF FEBRUARY 26, 1996, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION."

                           SECTION 1.2.25.               "Forfeiture Shares", if
any, shall differ for each TRS Stockholder and, for each TRS Stockholder shall mean the number of shares of DNC common stock held by such stockholder equal to the difference between such stockholder's Early Exercise Shares Per TRS Stockholder and the quotient obtained by such stockholder's Exercise Consideration Per TRS Stockholder by the Fair Market Value of DNC Stock.

                           SECTION 1.2.26.              "March Receivable
Collections" shall mean the amount of TRS Accounts Receivable generated during the period from March 1, 1996 through March 31, 1996, which have been submitted to DNC as provided in Section 1.2 of the AR Financing Agreement and collected by TRS as of the close of business on June 3, 1996.

                           SECTION 1.2.27.               "March Stock" shall
mean the number of shares of TRS capital stock equal to ten percent (10%) of the total number of shares of TRS capital stock issued and outstanding as of the close of business on June 3, 1996, which shares are to be transferred to DNC as additional consideration for the Financing Loan only in the event March Collections do not meet or exceed an amount equal to the product of the New Benchmark Rate and the TRS Accounts Receivable generated during the period from March 1, 1996 through March 31, 1996.

                           SECTION 1.2.28.             "New Benchmark Rate"
shall be established only in the event the February Receivable Collections do not meet or exceed an amount equal to fifty-six percent (56%) of the TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996 and, if established, shall mean a percentage rate of collection equal to the actual percentage rate of collection, as of April 29, 1996, for TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996.

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                           SECTION 1.2.29.            "Projected TRS Pre-Tax
Income" shall mean the sum of One Million Four Hundred Eighteen Thousand Dollars ($1,418,000).

                           SECTION 1.2.30.             "Redemption Price - AR
Financing Stock" shall mean an amount equal to twice the amount of the outstanding principal balance, plus accrued interest, if any, due and owing on the AR Financing Note on that date which is thirty (30) days after the DNC Put Option Exercise Date.

                           SECTION 1.2.31.             "Redemption Price -
Working Capital Loan Inducement Stock" shall mean an amount equal to the outstanding principal balance, plus accrued interest, if any, of the Working Capital Loan on the date of renunciation or expiration of the DNC Option.

                           SECTION 1.2.32.            "Remaining TRS Stock"
shall mean all of the capital stock of TRS which is not owned by DNC on the DNC Option Exercise Date.

                           SECTION 1.2.33.            "TRS Accounts Receivable"
shall mean gross accounts receivable generated by TRS for services provided and/or products delivered to TRS customers during a period beginning February 1, 1996 and ending February 21, 1997, without any adjustment for bad debts, non-collectable amounts or non-payment by TRS customers.

                           SECTION 1.2.34.            "TRS Earnings" shall mean
TRS Pre-Tax Income reduced by an agreed-upon amount equal to forty percent (40%) of TRS PreTax Income, pursuant to the agreement among the parties that the foregoing forty percent (40%) reduction shall constitute an assumed combined federal and state tax rate.

                           SECTION 1.2.35.            "TRS Pre-Tax Income" shall
mean gross income received by TRS during the Earnings Period, as determined by generally accepted accounting principles consistently applied, less deductions for depreciation and amortization accrued during the Earnings Period and calculated on a straight-line basis pursuant to conventions and asset useful lives provided by applicable Treasury Regulations, and less deductions for interest paid during the Earnings Period; provided, however, that net operating losses incurred by TRS shall be excluded from the calculation of TRS Pre-Tax Income.

                           SECTION 1.2.36.          "Working Capital Loan" shall
mean that certain working capital loan in the maximum principal amount of $750,000 provided by DNC to TRS pursuant to the terms of the Credit Agreement.

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                           SECTION 1.2.37.         "Working Capital Loan
Inducement Stock" shall mean 455 shares of TRS capital stock transferred to DNC as consideration for DNC making the Working Capital Loan.

                           SECTION 1.2.38.         "Working Capital Loan Note"
shall mean that certain Note dated October 16, 1995 made by TRS for the benefit of DNC evidencing the Working Capital Loan.

                                   ARTICLE 2.

                                 THE DNC OPTION

                  SECTION 2.1. GRANT OF OPTION. Each of the undersigned TRS Stockholders jointly and severally grant to DNC, subject to the terms and conditions set forth in this Article 2, the option to purchase all of the Remaining TRS Stock immediately upon exercise of the DNC Option.

                  SECTION 2.2. TERM. The DNC Option may be exercised by DNC for all, but not less than all, of the Remaining TRS Stock at any time prior to the DNC Option Expiration Date.

                  SECTION 2.3. EXERCISE. DNC may exercise the DNC Option during the DNC Option Exercise Period by providing the TRS Stockholders with written notice, at the notice addresses set forth on the signature pages of this Agreement or otherwise specified pursuant to Section 6.1, dated not later than the DNC Option Expiration Date. Within ten (10) days of the date of the written notice of exercise, the TRS Stockholders or TRS, as the case may be, shall (i) tender to DNC certificates evidencing all shares of TRS Remaining Stock, and
(ii) each TRS Stockholder who is a director of TRS shall tender to DNC a written letter of resignation resigning from his or her position as director of TRS. In the event DNC exercises the DNC Option, it may, at its sole and exclusive option, terminate any agreements then in effect between TRS and Electronic Reference Systems, Inc.

                  SECTION 2.4. CONSIDERATION FOR GRANT OF DNC OPTION. In connection with the Working Capital Loan, prior to the date hereof, DNC conveyed the DNC Grant Shares to the TRS Stockholders. All of the DNC Grant Shares were evidenced by certificates duly executed by officers of DNC. Each TRS Stockholder received a portion of the DNC Grant Shares equal to such stockholder's proportionate interest in TRS as of October 16, 1995.

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                  SECTION 2.5. EXERCISE CONSIDERATION. The consideration which
DNC shall provide in order to acquire the Remaining TRS Stock upon exercise of the DNC Option shall be the DNC Exercise Shares, with each TRS Stockholder receiving a portion of the DNC Exercise Shares equal to such stockholder's proportionate interest in TRS on the DNC Option Exercise Date. Each TRS Stockholder shall receive a number of the DNC Exercise Shares equal to the Exercise Consideration Per TRS Stockholder calculated with respect to each such stockholder divided by the Fair Market Value of DNC Stock. By way of example, the following calculation illustrates the number of DNC Exercise Shares that would be received by a TRS Stockholder holding ten percent (10%) of TRS capital stock on the DNC Option Exercise Date, assuming Five Dollars ($5.00) is the per share Fair Market Value of DNC Stock and further assuming TRS Earnings of One Million Five Hundred Thousand Dollars ($1,500,000):

1,500,000 x 10       =   10,500,000       [Enterprise Value]
10,500,000 x 10%     =    1,500,000       [Exercise Consideration Per
                                          (10%) TRS Stockholder]
1,500,000 / 5        =     300,000        [Number of DNC Exercise
                                           Shares]

All DNC Exercise Shares shall be evidenced by certificates duly executed by officers of DNC. The DNC Exercise Shares shall be conveyed by DNC to the TRS Stockholders within forty-five (45) days following receipt by DNC of the completed audited financial statement of TRS for the Earnings Period.

                  SECTION 2.6. EARLY EXERCISE. In the event DNC exercises the DNC Option prior to January 1, 1997, DNC shall tender the Early Exercise Shares, with each individual TRS Stockholder entitled to receive a number of the Early Exercise Shares equal to such stockholder's Early Exercise Shares Per TRS Stockholder. All Early Exercise Shares shall bear the Forfeiture Legend. The Early Exercise Shares shall, depending upon subsequent calculation of the formula set forth in Section 2.5, constitute all or a portion of the DNC Exercise Shares due in connection with the exercise of the DNC Option; provided, however, that the Early Exercise Shares received by each individual TRS Stockholder are subject to forfeiture to the extent the number of such stockholder's Early Exercise Shares Per TRS Stockholder exceed the quotient obtained by dividing such stockholder's Exercise Consideration Per TRS Stockholder by the Fair Market Value of DNC Stock. Upon calculation of the aforementioned quotient, either (i) any Forfeiture Shares shall promptly be tendered to DNC, or (ii) if, however, the quotient obtained by dividing each individual TRS Stockholder's Exercise Consideration Per TRS Stockholder by the Fair Market Value of DNC Stock exceeds such stockholder's Early Exercise Shares Per TRS

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Stockholder, then DNC shall promptly tender to each TRS Stockholder shares of
DNC common stock equal to the difference. Upon conclusion of the transaction referred to in the preceding sentence, full and complete tender of all Exercise Shares shall be deemed to have occurred.

                  SECTION 2.7. TRANSFER IN ESCROW. Upon exercise of the DNC Option, the Remaining TRS Stock shall be transferred to an Escrow Agent designated by DNC and approved by TRS and held in escrow pursuant to an escrow agreement containing such terms and conditions as are mutually agreeable to DNC and TRS until such time as all of the DNC Exercise Shares have been distributed to the TRS Stockholders pursuant to this Article 2. While held in escrow, the TRS Stockholders shall retain a security interest in the Remaining TRS Stock until such time as all of the DNC Grant Shares have been distributed. The escrow agreement shall provide, among other things, that DNC shall have the full right, power and authority to vote the Remaining TRS Stock on any matters requiring approval of the stockholders of TRS.

                  SECTION 2.8. INVESTMENT REPRESENTATION. Each TRS Stockholder acknowledges and agrees that neither the DNC Grant Shares nor the DNC Exercise Shares, which include but are not limited to the Early Exercise Shares, have not been registered under the Securities Act of 1933 (the "1933 Act"), but that the transfer thereof to the TRS Stockholders pursuant to this Agreement is intended to be exempt from registration thereunder pursuant to Section 4(2) thereof and Regulation D thereunder. In agreeing to accept such shares of DNC stock, each TRS Stockholder hereby represents and warrants to DNC that such stockholder is acquiring the all such shares of DNC stock solely for his or her own account and not for resale or distribution. Each TRS Stockholder also acknowledges and agrees that a restrictive legend shall be placed on any certificates or other document evidencing the DNC Grant Shares and the DNC Exercise Shares, which include but are not limited to the Early Exercise Shares, received by such stockholder. The legend shall appear on all such certificates or other documents as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY SIMILAR PROVISIONS OF THE LAWS OF ANY STATE AND HAVE NOT BEEN ACQUIRED WITH A VIEW TO, OR IN CONNECTION WITH, ANY SALE OR OTHER DISTRIBUTION THEREOF. NO SUCH SALE, DISTRIBUTION OR OTHER TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SHARES OR AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS OF THE CORPORATION THAT

         SUCH REGISTRATION IS NOT REQUIRED.  THE SHARES
         REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES
         COMMISSION OR REGULATORY AUTHORITY."

                  SECTION 2.9. DISCRETION TO CHOOSE FORM OF PAYMENT. The foregoing provisions notwithstanding, the parties hereto acknowledge and agree that at its option DNC may substitute cash or cash equivalents for all or any portion of the DNC Exercise Shares.

                                   ARTICLE 3.

                               THE DNC PUT OPTION

                  SECTION 3.1. GRANT OF OPTION. TRS hereby grants to DNC, subject to the terms and conditions set forth in this Article 3, the option to require TRS to redeem the Working Capital Loan Inducement Stock for an amount equal to the Redemption Price - Working Capital Loan Inducement Stock. DNC's exercise of the DNC Put Option shall have no effect upon TRS's obligation to repay the Working Capital Loan pursuant to the terms of the Credit Agreement and the Working Capital Loan Note.

                  SECTION 3.2. EXERCISE. DNC may exercise the DNC Put Option by providing TRS with written notice dated on or after the date of renunciation or termination of the DNC Option. Exercise of the DNC Put Option provided for in this Article 3 shall cause all amounts evidenced by the AR Financing Note to become due and payable as provided in Section 4.1 of this Agreement.

                  SECTION 3.3. PAYMENT. Payment in full of the Redemption Price Working Capital Loan shall be due by the later of (i) January 2, 1997, or (ii) that date which is thirty (30) days after the date of the written notice provided for under Section 3.2 hereof; provided, however, that upon receipt of a written request from TRS, DNC and TRS shall prepare and execute a written note which evidences TRS's obligation to pay the Redemption Price - Working Capital Loan Inducement Stock to DNC, provides for extension of such payment obligation over a period of seven (7) years in equal monthly installments bearing interest at the rate of ten percent (10%) per annum, with the initial monthly installment payment due exactly one month after the date of renunciation or termination of the DNC Option and the remaining payments due on the first day of each month thereafter until the note is fully paid, and cross collateral and cross default provisions with respect to the Working Capital Loan Note

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and the note evidencing TRS's obligation to pay the Redemption Price - AR
Financing Stock pursuant to Section 4.2 hereof.

                  SECTION 3.4. ESCROW. During the extended seven year payment period provided for in Section 3.3 hereof, the Working Capital Loan Inducement Stock shall be transferred to an Escrow Agent designated by DNC and approved by TRS and held in escrow pursuant to an escrow agreement containing such terms and conditions as are mutually agreeable to DNC and TRS until such time as the note evidencing TRS's obligation to pay the Redemption Price - Working Capital Loan Inducement Stock has been paid in full, including all accrued interest. While held in escrow, DNC shall retain a security interest in the Working Capital Loan Inducement Stock until such time as the note evidencing TRS's obligation to pay the Redemption Price - Working Capital Loan Inducement Stock has been paid in full. The escrow agreement shall provide, among other things, that DNC shall have the full right, power and authority to vote the Working Capital Loan Inducement Stock on any matters requiring approval of the stockholders of TRS.

                  SECTION 3.5. EXPIRATION UPON EARLY EXERCISE OF DNC OPTION. In the event DNC exercises the DNC Option prior to January 1, 1997, the DNC Put Option shall be deemed to have expired without exercise.

                                   ARTICLE 4.

                 THE CONTINGENT REDEMPTION OF AR FINANCING STOCK

                  SECTION 4.1. GRANT OF OPTION. In the event the DNC Put Option is exercised, all amounts advanced pursuant to the Financing Loan and evidenced by the AR Financing Note shall be due and payable, with interest, thirty (30) days after the DNC Put Option Exercise Date. In the event the DNC Put Option is exercised and TRS fails to repay all amounts advanced pursuant to the Financing Loan and evidenced by the AR Financing Note, prior to the end of the thirty (30) day period provided for in the preceding sentence, TRS shall be required to redeem the AR Financing Stock for an amount equal to the Redemption Price - AR Financing Stock.

                  SECTION 4.2. PAYMENT. Payment in full of the Redemption Price
- - AR Financing Stock shall be due by the later of (i) January 2, 1997, or (ii) that date which is sixty (60) days after the DNC Put Option Exercise Date; provided, however, that upon receipt of a written request from TRS, DNC and TRS shall prepare and execute a written note which evidences TRS's obligation to pay the Redemption Price - AR Financing Stock to DNC, provides for extension of such payment obligation over a period of seven (7) years in equal monthly installments bearing interest at the rate of

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ten percent (10%) per annum, with the initial monthly installment payment due on that date which is sixty (60) days after the DNC Put Option Exercise Date and the remaining payments due on the first day of each month thereafter until the note is fully paid, and cross collateral and cross default provisions with respect to the Working Capital Loan Note and the note evidencing TRS's obligation to pay the Redemption Price - Working Capital Loan Inducement Stock.

                  SECTION 4.3. ESCROW. During the extended seven year payment period provided for in Section 4.2 hereof, the AR Financing Stock shall be transferred to an Escrow Agent designated by DNC and approved by TRS and held in escrow pursuant to an escrow agreement containing such terms and conditions as are mutually agreeable to DNC and TRS until such time as the note evidencing TRS's obligation to pay the Redemption Price - AR Financing Stock has been paid in full, including all accrued interest. While held in escrow, DNC shall retain a security interest in the AR Financing Stock until such time as the note evidencing TRS's obligation to pay the Redemption Price - AR Financing Stock has been paid in full. The escrow agreement shall provide, among other things, that DNC shall have the full right, power and authority to vote the AR Financing Stock on any matters requiring approval of the stockholders of TRS.

                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES

                  TRS and each of the TRS Stockholders, jointly and severally represent and warrant that:

                  SECTION 5.1. CORPORATE EXISTENCE AND POWER; TRS SHARES OUTSTANDING. TRS is a corporation duly incorporated, validly existing and in good standing under the laws of the Florida, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. TRS is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations or properties of TRS. As of the date hereof, TRS has issued and outstanding 1,300 shares of common stock of a single class. All of the shares of issued and outstanding stock in TRS are duly authorized, validly issued, fully paid and nonassessable.

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                  SECTION 5.2. DUE AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by TRS of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and does not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles of incorporation or bylaws of TRS or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting TRS and will not result in the creation or imposition of any lien (other than the lien of the Security Agreement, as amended) on any of its assets.

                  SECTION 5.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of TRS and of each of the TRS Stockholders and when executed and delivered, will constitute a valid and binding obligation of TRS and of each of the TRS Stockholders, enforceable against TRS and of each of the TRS Stockholders in accordance with its terms.

                  SECTION 5.4. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of TRS threatened against or affecting, TRS before any federal, state or local government, authority, agency, court or other body, officer or entity, or before any arbitrator with authority to bind a party at law, in which there is a reasonable possibility of a decision which could materially adversely affect the business, financial position, results of operations or properties of TRS or which in any manner draws into question the validity of this Agreement, and there is no basis known to TRS for any such action, suit or proceeding.

                  SECTION 5.5. FILINGS. All actions by or in respect of, and all filings with, any governmental body, agency or official required in connection with the execution, delivery and performance of this Agreement, or necessary for the validity or enforceability hereof or for the protection or perfection of the rights and interests of DNC hereunder, will, prior to the date of delivery hereof, have been duly taken or made, as the case may be, and will at all times thereafter remain in full force and effect.

                                   ARTICLE 6.

                                  MISCELLANEOUS

                  SECTION 6.1. NOTICES. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature pages hereof or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other

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communication shall be effective (i) if given by U.S. Mail, 72 hours after such communication is deposited in the U.S. Mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 6.1.

                  SECTION 6.2. NO WAIVERS. No failure or delay by DNC in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 6.3. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by TRS, each of the TRS Stockholders and DNC.

                  SECTION 6.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither TRS nor any of the TRS Stockholders may assign or otherwise transfer any of its or their rights under this Agreement without the prior written consent of DNC.

                  SECTION 6.5. GOVERNING LAW. This Agreement and the Note shall be deemed to be contracts made under seal and shall be governed by and construed in accordance with the laws of the Mississippi, except as otherwise provided herein.

                  SECTION 6.6. COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVENESS. This Agreement may be signed in counterparts by facsimile or original signature, each of which shall be effective as an original, with the same effect as if the signatures thereto and hereto were upon a single, original copy of this Agreement. This Agreement shall become effective when DNC shall have received original or facsimile counterparts hereof signed by all parties.

                  SECTION 6.7. ENTIRE AGREEMENT. This Agreement, the Credit Agreement, the Note, the AR Financing Agreement, and the AR Financing Note set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all previous understandings, written or oral, in respect thereof.

                  SECTION 6.8. COVENANT REGARDING TRANSFERS OF TRS STOCK. TRS and/or each of the TRS Stockholders, as the case may be, promise to promptly transfer to DNC (i) the AR Financing Stock in accordance with the terms of the AR

                                                        15


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Financing Agreement and (ii) any additional shares of TRS capital stock which may the transfer of which may be required pursuant to the terms of any agreements between TRS and DNC subsequent to the date hereof.

                  SECTION 6.9. RATIFICATION. TRS and each TRS Stockholder ratifies and affirms all of the terms and provisions of, and all of his or her obligations under, the Option Agreement, as hereby amended and restated.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ATTEST/WITNESS:                    DIXIE NATIONAL CORPORATION

/s/ THERESA D. HARTER              By: /s/ G. THOMAS REED     [SEAL]
Name:                              G. Thomas Reed, President
Title:                             107 Executive Center
                                   Hilton Head Island, South Carolina 29928

                                   TEXT RETRIEVAL SYSTEMS, INC.

 /s/ KATHY L. HOWE                 By: /s/ BRUCE GROWELL      [SEAL]
Name:                              Bruce Grewell, President
Title:                             200 Executive Way
                                   Ponte Vedra Beach, Florida 32082

WITNESS:                           STOCKHOLDERS

 /s/ KATHY L HOWE                  /s/ CONNIE GAMBLE GREWELL  [SEAL]
Name:                              Connie Gamble Grewell
                                   c/o Text Retrieval Systems, Inc.
                                   200 Executive Way
                                   Ponte Vedra Beach, Florida 32082

WITNESS:

                                    /s/ DAVID A. SPURIA              [SEAL]
Name:                               David A. Spuria
                                    Weil, Gotshal & Manges
                                    100 Crescent Court, Suite 1300
                                    Dallas, TX  75201-6950

______________________              /s/ ANTHONY SPURIA               [SEAL]
Name:                               Anthony Spuria
                                    Marcon
                                    200 Executive Way
                                    Ponte Vedra Beach, FL 32082

______________________              /s/ ROBERT ROWE                  [SEAL]
Name:                               Robert Rowe
                                    Plastics Manufacturing, Inc.
                                    4685 Highway 49, Box 579
                                    Harrisburg, NC  28075

______________________               /s/ WADE MOYER                   [SEAL]
Name:                               Wade Moyer
                                    A La Carte
                                    4400 Stuart Andrew Blvd., Suite K
                                    Charlotte, NC  28217

WITNESS:

______________________              /s/ WILLIAM ZACHARY, JR.         [SEAL]
Name:                               William Zachary, Jr.
                                    Zachary & Seagraves
                                    1000 Commerce Drive
                                    Decatur, GA 30030

______________________              /s/ GEORGE KANNAN                 [SEAL]
Name:                               George Kannan
                                    c/o Makshoff Services (Europe)
                                    Limited
                                    Kensington Centre
                                    66 Hammersmith Road
                                    London England  W14 8YT

______________________              /s/ WILLIAM SALLADIN               [SEAL]
Name:                               William Salladin
                                    All Risk, LTD.
                                    1020 Cromwell Bridge Road
                                    Towson, MD 21286

______________________              /s/ NICK CORTEZI                   [SEAL]
Name:                               Nick Cortezi
                                    All Risk, LTD.
                                    1020 Cromwell Bridge Road
                                    Towson, MD 21286

WITNESS:

______________________              /s/ J.D. GREWELL                  [SEAL]
Name:                               J.D. Grewell
                                    9001 16th Street
                                    Silver Spring, MD 20910

______________________              /s/ CHRISTINE GREWELL              [SEAL]
Name:                               Christine Grewell
                                    9001 16th Street
                                    Silver Spring, MD 20910

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